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                                 Exhibit 23 (b)



CONSENT OF COUNSEL


We hereby consent to the reference to us under the heading "Legal Opinion" in the Prospectus included in this Post-Effective Amendment No. 3 to Registration Statement No. 33-53127 of South Jersey Industries, Inc. on Form S-3.




/s/ DECHERT PRICE & RHOADS
--------------------------
DECHERT PRICE & RHOADS


May 28, 1999